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                                                                   EXHIBIT 10.21

                          SOMAXON PHARMACEUTICALS, INC.

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (this "AGREEMENT") is effective as of August 25, 2003 (the "EFFECTIVE DATE"), by and between SOMAXON PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), and TERRY COBB (the "CONSULTANT").

Section 1. Services

      The Company hereby retains Consultant and Consultant hereby agrees to render consulting services ("SERVICES") to the Company for the term of this Agreement. The Services shall be those duties set forth in EXHIBIT A hereto, which may be amended by the mutual consent of the parties. The Consultant will not perform any Services for the Company except as authorized or requested by the Company.

Section 2. TERM AND TERMINATION

      a. This Agreement is effective as of the Effective Date, and will terminate on the date of acceptance for filing of an NDA for the initial Licensed Product (as each such term is defined in that certain License Agreement of even date herewith by and between the Company and ProCom One, Inc. (the "LICENSE AGREEMENT")) (the "TERMINATION DATE"), unless terminated earlier pursuant to subsection (b) below or extended by mutual consent of the Consultant and the Company.

      b. This Agreement may be terminated by either the Company or the Consultant (a) for cause at any time prior to the Termination Date by giving written notice of termination setting forth in reasonable detail the basis for the termination and providing the other party with thirty (30) days' opportunity to cure or (b) upon the termination of the License Agreement.

      c. Termination of this Agreement shall not affect (i) the Company's obligation to pay for Services previously rendered by the Consultant or expenses reasonably incurred by the Consultant for which the Consultant is entitled to reimbursement under Section 3 of this Agreement, or (ii) the Consultant's continuing obligations to the Company under Sections 5 and 6 of this Agreement.

      d. In connection with the Consultant's Services to the Company, the Consultant agrees to be available for consultation by telephone, fax or e-mail on a regular basis throughout the year on reasonable prior notice, and be available to attend meetings with the Chairman, CEO or Board of Directors of the Company at the Company's headquarters on reasonable prior notice, in any case for not less than the equivalent of five (5) business days per month.

      e. During the term of this Agreement, Consultant shall render the Services on an exclusive basis to the Company. However, it is understood by the Company that Consultant (i) is currently involved in ventures in other than the Consulting Field (as hereinafter defined), (ii) will involve himself in additional ventures in other than the Consulting Field during the term of this Agreement, and
            (iii) performs consulting services for third parties on matter outside of the Consulting Field. Company expressly agrees to Consultant's continued participation in such activities. Furthermore, Company expressly agrees to Consultant's participation in activities arising from opportunities that arise through the operation of Section 2(f) immediately below.

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      f     Consultant's Services as set forth in Exhibit A include the duty to
            "identify, cultivate and develop product licensing contacts, partnering contacts, corporate acquisition contacts and international business partners and to help the Company to negotiate related agreements within the Consulting Field" (each referred to as a "BUSINESS OPPORTUNITY"). In the event that the Company, after review and consideration of a given Business Opportunity, elects not to pursue such Business Opportunity, the Company shall promptly notify Consultant and Consultant shall be free to pursue such Business Opportunity independently of the Company and free of any financial or other obligations to the Company.

Section 3. COMPENSATION

      a. As compensation for the Services to be rendered pursuant to this Agreement, the Company shall pay to Consultant the sum of $8,333 per month, to be paid monthly on the last calendar day of each month. Compensation for Consultant's services rendered during the first and last months shall be calculated on a pro-rata basis.

      b. The Company shall reimburse, in accordance with its standard business practices, the Consultant's actual travel and other out-of-pocket expenses reasonably incurred in performing such Services after submission of reasonably detailed invoices documenting such expenses.

Section 4. RELATIONSHIP OF THE PARTIES; NO CONFLICTS

      a. Notwithstanding any provision of this Agreement to the contrary, the Consultant is and shall at all times be an independent contractor and not an employee of the Company. The Consultant shall have no right under this Agreement, or as a result of his consulting services to the Company, to participate in any other employee, retirement, insurance or other benefit program of the Company, nor will the Company make any deductions from the Consultant's compensation for taxes, the payment of which shall be solely the Consultant's responsibility.

      b. The Consultant shall pay, when and as due, any and all taxes incurred as a result of his compensation hereunder, including estimated taxes, and if requested by the Company, provide the Company with proof of said payments.

      c. The Consultant represents and warrants that neither this Agreement nor the performance thereof will conflict with or violate any obligation of the Consultant or right of any third party.

Section 5. INTELLECTUAL PROPERTY

      a. The Consultant agrees to assist the Company in any reasonable manner to obtain and enforce for the Company's benefit any patents, copyrights and other property rights in any and all countries, with respect to any Intellectual Property (defined below), and the Consultant agrees to execute, when requested, patent, copyright or similar applications and assignments to the Company and any other lawful documents deemed necessary by the Company to carry out the purposes of this Agreement with respect thereto. In the

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            event that the Company is unable for any reason to secure, after making diligent efforts to do so, the Consultant's signature to any document required to apply for or execute any patent, copyright or other applications with respect to any Intellectual Property (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), after a written demand is made therefor upon the Consultant (which shall refer to the provisions of this paragraph), the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Consultant's agents and attorneys-in-fact to act for and on the Consultant's behalf and instead of the Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by the Consultant.

      b. All right, title and interest of every kind and nature whatsoever in and to the Intellectual Property made, discussed, developed, secured, obtained or learned by the Consultant during the term of this Agreement shall be the sole and exclusive property of the Company for any purposes or uses whatsoever, and shall be disclosed promptly by the Consultant to the Company.

      c. "INTELLECTUAL PROPERTY" includes any and all new or useful art, discovery, improvement, technical development, or invention, whether or not patentable and all related know-how, designs, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artworks, software or other copyrightable or patentable work, that the Consultant, solely or jointly with others, makes, conceives or reduces to practice which relate directly to the Consulting Field.

      d. "CONSULTING FIELD" shall mean (i) the Field as defined in the License Agreement, and (ii) pharmaceuticals, the primary indication of which is in the field of psychiatry.

      e. Improvements, as defined in the License Agreement, are subject to the right of reversion to ProCom One, Inc. as set forth in Section
            9.4 of the License Agreement. Somaxon acknowledges that Intellectual Property, as defined above, may include Improvements and that such inclusion shall not affect the operation of such Section 9.4.

Section 6. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      a. The Consultant recognizes and acknowledges that certain knowledge and information which he or she may acquire or develop relating to the business of the Company, including, without limitation, technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of the Company and its suppliers and customers, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information (collectively, "CONFIDENTIAL INFORMATION") are the valuable property of the Company or otherwise the subject of a license and/or right of first negotiation granted by ProCom One, Inc. to the Company pursuant to the License Agreement.

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      b.    The Consultant covenants and agrees that, without the prior written consent of the Company, the Consultant will not use, disclose, divulge or publish any Confidential Information at any time during the term hereof or thereafter except as may be necessary to perform the Services; provided, however, that the Consultant shall not be obligated to treat as confidential, any Confidential Information that (i) was publicly known at the time of disclosure to the Consultant, (ii) becomes publicly known or available thereafter other than by means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) is lawfully disclosed to the Consultant by a third party.

      c. The Consultant agrees not to disclose to the Company, or use in connection with the Consultant's efforts for the Company, any Confidential Information belonging to any third party, including the Consultant's prior employers, or any prior inventions made by him and which the Company is not otherwise legally entitled to learn of or use.

      d. Upon termination of his service hereunder, the Consultant agrees to promptly deliver to the Company, all Confidential Information belonging to the Company in his possession that is written or other tangible form (together with all copies or duplicates thereof, including computer files), and all other property, materials or equipment that belong to the Company, its customers or its suppliers.

Section 7. NON-SOLICITATION

      a. During the term of this Agreement and for a period of twelve (12) months thereafter, the Consultant agrees that, without the prior written consent of the Company, the Consultant will not, directly or indirectly, on his behalf or on behalf of any other person or entity, (i) call upon, solicit, divert or take away or attempt to solicit, divert or take away any of the customers, business or consultants of the Company; or (ii) employ, solicit or attempt to solicit for employment any person who is then an employee of the Company or who was an employee of the Company at any time during the twelve (12) month period immediately prior to the date of the subject solicitation.

      b. The parties acknowledge that the foregoing restrictions placed upon the Consultant are necessary and reasonable in scope and duration and are a material inducement to the Company to execute, deliver and perform its obligations arising under or pursuant to this Agreement, and that despite such restrictions the Consultant will be able to earn his livelihood and engage in his profession during the term of this Agreement.

Section 8. INDEMNIFICATION

      a. The Company shall indemnify, defend and hold harmless the Consultant from and against losses and expenses (including reasonable attorneys' fees, judgments, settlements and all other costs, direct or indirect) actually and reasonably incurred by reason of, or based upon, any threatened, pending or completed action, suit, proceeding, investigation or other dispute relating or pertaining to any alleged act or failure to act within the scope of the Services, provided that the Consultant acted in good faith and in a manner the Consultant reasonably believed to be in the best interests of the Company and, if any criminal proceedings are involved, had no reasonable cause to believe the Consultant's conduct was unlawful.

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      b.    The Consultant agrees to cooperate in all respects with the Company in the defense of any such claim. The Consultant also agrees and undertakes to repay defense costs and expenses, including attorneys' fees, reasonably incurred in defending against any such claim which may be advanced by the Company prior to the final disposition of any proceeding relating to such claim, if a court of competent jurisdiction ultimately shall determine that the Consultant is not entitled to indemnification pursuant to this Agreement or the indemnification is not consistent with any applicable law or regulation.

Section 9. RIGHTS AND REMEDIES UPON BREACH

            If the Consultant breaches or threatens to commit a breach of any of the provisions of Sections 5, 6 or 7 of this Agreement (the "RESTRICTIVE COVENANTS"), the Company shall have the right and remedy to seek specific enforcement of the Restrictive Covenants by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants may cause irreparable injury to the Company and that money damages may not provide an adequate remedy to the Company. The Company shall also have any other rights and remedies available to the Company under law or in equity.

Section 10. MISCELLANEOUS

      a. This Agreement shall be governed in all respects by the laws of the State of California, without regard to any provisions thereof relating to conflict of laws among different jurisdictions.

      b. Except as provided in Section 9 above, the parties agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in San Diego County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy, and may award the prevailing party its counsel fees and expenses. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The costs and expenses of such arbitration, including each party's respective counsel fees and expenses, shall be paid by the non-prevailing party, unless otherwise determined by the arbitrator.

      c. This Agreement, together with the License Agreement, set forth the entire agreement of the parties with respect to the Services to be provided by the Consultant and supersedes any prior agreements or term sheets between them with respect to the subject matter of this Agreement. This Agreement may only be amended in writing by the Company and the Consultant and their respective permitted successors and assigns.

      d. Neither party may subcontract or otherwise delegate its obligations under this Agreement without the other party's prior written consent, and the services to be provided by the Consultant hereunder may only be performed by the Consultant personally. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

      e. Either party's failure to enforce any right resulting from a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

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      f.    All notices required or permitted to be given by one party to the other under this Agreement shall be sufficient if sent by either certified mail return receipt requested, nationally recognized courier, facsimile or hand delivery to the parties at the respective addresses set forth below or to such other address as the party to receive the notice has designated by written notice to the other party. All notices shall be effective (i) when delivered personally,
            (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) the business day when delivered by a nationally recognized courier, or (iv) upon receipt if sent by certified or registered mail.

      g. If any of the provisions of this Agreement are found to be invalid under an applicable statute or rule of law, they are to be enforced to the maximum extent permitted by law and beyond such extent are to be deemed omitted from this Agreement, without affecting the validity of any other provision of this Agreement.

      h. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.

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      Having understood and agreed to the foregoing, the Company and the
Consultant have signed this Agreement as of the day and year written above.

CONSULTANT                              SOMAXON PHARMACEUTICALS, INC.

/s/ Terry Cobb                          By: /s/ Kenneth Cohen
----------------------                      ------------------------
Name: Terry Cobb                            Name: Kenneth Cohen
                                            Title: President and Chief Executive
                                                   Officer

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                                    EXHIBIT A

                              DUTIES OF CONSULTANT

Consultant shall perform the following duties for the Company:

      - Provide strategic advice and review concerning the Company's product development efforts, including research and clinical development programs within the Consulting Field;

      - Identify, cultivate and develop product licensing contacts, partnering contacts, corporate acquisition contacts and international business partners and negotiate related agreements within the Consulting Field; and

      - Provide such other assistance within the Consulting Field as may be reasonably requested by the Company.

"CONSULTING FIELD" shall mean (i) the Field as defined in the License Agreement, and (ii) pharmaceuticals, the primary indication of which is in the field of psychiatry.